                                    SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]    FILED BY A PARTY OTHER THAN THE REGISTRANT [  ]

Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Definitive Proxy Statement
      [X]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
      [ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

THE AAL MUTUAL FUNDS
(Name of Registrant as Specified In Its Charter)

THE AAL MUTUAL FUNDS
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
      [X]  No fee required.
      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           1.   Title of each class of securities to which transaction applies:

           2.   Aggregate number of securities to which transaction applies:

           3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           4.   Proposed maximum aggregate value of transaction:

           5.   Total fee paid:

      [ ]  Fee paid previously with preliminary materials.

      [ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.

           1.   Amount Previously Paid:

           2.   Form, Schedule or Registration Statement No.:

           3.   Filing Party:

           4.   Date Filed:

Dear [shareholder name]:

As a shareholder of one or more Lutheran Brotherhood mutual funds, you will or already have received a proxy statement from the funds' board of trustees. The proxy lists several changes to the funds proposed by the board and provides you an opportunity to vote for or against the changes.

The proxy proposals are to reorganize and merge each fund of the Lutheran Brotherhood Family of Funds into either a newly formed or an existing fund of The AAL Mutual Funds. Immediately following the reorganizations, each of the AAL funds will be renamed using the Thrivent name.

Please review the proxy proposals and vote your shares as soon as possible. If you have any questions about the proposals, please give me a call.

Sincerely,

[financial representative name and phone number]